LivePerson Announces First Quarter 2019 Financial Results

-- Generates record revenue and 14% Year-over-Year Growth in the first quarter --

-- Reaffirms target of high teens to 20% revenue growth in fourth quarter and at least 20% growth in 2020 --

-- Strong customer wins highlighted by a top five U.S. airline, top five U.S. cable company and a large telco --

-- Maven AI engine and Conversation Builder make strong impression with customers --

NEW YORK, May 2, 2019 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of conversational commerce solutions, today announced financial results for the first quarter ended March 31, 2019.

First Quarter Highlights
Total revenue was $66.4 million for the first quarter of 2019, an increase of 14% as compared to the same period last year. Within total revenue, business operations revenue for the first quarter of 2019 increased 14% year over year to $61.0 million, and revenue from consumer operations increased 16% year over year to $5.4 million.

LivePerson signed 118 deals in the first quarter, an increase of 20% year over year, fueled by the addition of 66 new customer contracts. Trailing-twelve-months average revenue per enterprise and mid-market customer increased 24% in the first quarter to a record $300,000, up from approximately $240,000 in the equivalent prior-year period.

"The first quarter provided yet another validation point that Conversational Commerce is entering the mainstream, as we signed deals with several of the largest airline, cable, telco, financial services and technology companies in the world,” said LivePerson CEO and founder, Rob LoCascio. "We are also beginning to see more of our customers expand beyond traditional service use cases into sales and marketing, and they are looking to use our groundbreaking AI and bot building technologies to accelerate this opportunity. It is clear that a large new economy is developing around Conversational Commerce and we hope to be one of the largest companies servicing this new market."

"LivePerson executed on its plan in the first quarter to set the stage for accelerated growth by adding sales and product development capacity, hosting a record number of marketing event attendees, and delivering even more technology innovation," added CFO Chris Greiner. "We are reaffirming our 2019 revenue and adjusted EBITDA guidance as we see both the Conversational Commerce industry and LivePerson at inflection points. To this end, we will be hosting our first Investor Day in many years, next week in New York City, where we look forward to sharing additional visibility into our vision, technology, customer experience and long-range financial model."

Customer Expansion
During the first quarter, the Company signed contracts with the following new customers:

•	A top five U.S. airline

•	A top three telco in Australia

•	A multi-billion dollar global technology company

•	A top five telco in Canada

•	A top five cable company in the U.S.
The Company also expanded business with:

•	Three of the leading telcos in Europe and Asia

•	A Fortune 500 financial institution

•	A leading digital marketing company focused on transportation

•	A global manufacturer and retailer of beauty products

•	A top five developer of financial and tax preparation software

Net Loss and Adjusted Operating (Loss) Income
Net loss for the first quarter of 2019 was $18.9 million or $0.31 per share, as compared to a net loss of $3.2 million or $0.06 per share in the first quarter of 2018. Adjusted operating loss for the first quarter of 2019 was $7.1 million, as compared to adjusted operating income of $0.8 million in the first quarter of 2018. Adjusted operating (loss) income excludes amortization of purchased intangibles, stock-based compensation, other litigation and consulting costs, restructuring costs, acquisition costs, and other income, net.
Net loss in the first quarter of 2019 included charges of $3.3 million ($0.06 per share), primarily associated with IP litigation, consulting services and acquisition costs. The first quarter of 2018 net loss included charges of $1.4 million ($0.03 per share), primarily associated with IP litigation.
Adjusted EBITDA (Loss)
Adjusted EBITDA for the first quarter of 2019 was a loss of $3.2 million or $0.05 per share, as compared to income of $4.1 million or $0.07 per share in the first quarter of 2018. Adjusted EBITDA excludes amortization of purchased intangibles, stock-based compensation, depreciation, other litigation and consulting costs, restructuring costs, acquisition costs, provision for (benefit from) income taxes, and other income, net.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
In the first quarter, the Company successfully completed a private placement of $230 million of 0.75% convertible senior notes due in 2024. Net proceeds were $198 million after expenses associated with debt issuance and separately negotiated capped call transactions. Including these net proceeds, the Company's cash balance increased by $171 million to $238 million at the end of the first quarter, from $66 million at year-end 2018. Cash, net of convertible debt, increased $9 million year over year.
Financial Expectations
With first quarter financial results on target, and successful execution on our plan to increase sales and development capacity, expand marketing reach and deliver even greater product innovation, the Company is reaffirming its 2019 guidance for revenue and adjusted EBITDA. The Company continues to expect 2019 revenue in a range of $284.5 million to $291.5 million, up 14% to 17% year over year, with a ramp toward high-teens to 20% growth by the fourth quarter of 2019, as marketing programs, new products, and added sales capacity begin to scale. The Company is targeting at least 20% growth in 2020.

Guidance for 2019 adjusted EBITDA of $10.0 million to $15.0 million, or a 4% to 5% margin, is also unchanged. As previously guided, investments in hiring and marketing programs are front-end loaded into the first two quarters of

2019 in order to maximize in-year productivity. These investments will contribute to losses in the first half of 2019. However, as hiring in our sales and product organizations moderates at the end of the second quarter and revenue ramps, the Company expects to be positioned for renewed operating leverage and a double-digit adjusted EBITDA margin in the second half of 2019.

The Company's detailed financial expectations are as follows:

Second Quarter 2019

Guidance
Revenue (in millions)	$69.5 - $70.5
GAAP net loss per share	$(0.33) - $(0.29)
Adjusted operating loss	$(8.8) - $(6.8)
Adjusted EBITDA (loss)	$(5.3) - $(3.3)
Fully diluted share count	62.3 million

Full Year 2019

	Updated Guidance	Previous Guidance
Revenue (in millions)	$284.5 - $291.5	$284.5 - $291.5
GAAP net loss per share	$(0.92) - $(0.83)	$(0.92) - $(0.83)
Adjusted operating loss	$(6.6) - $(1.6)	$(7.6) - $(2.6)
Adjusted EBITDA	$10.0 - $15.0	$10.0 - $15.0
Fully diluted share count	65.0 million	65.0 million

Other Full Year 2019 Assumptions

•	Estimated IP litigation expense of approximately $6.0 million ($0.10 per share) and consulting, severance and restructuring of $1.8 million ($0.03 per share)

•	Amortization of purchased intangibles of approximately $3.0 million

•	Stock-based compensation expense of approximately $34.0 million

•	Depreciation of approximately $16.5 million

•	Cash taxes paid of $2.0 million to $4.0 million. A GAAP tax liability of approximately $6.0 million

•	Capital expenditures of approximately $25.0 million

Furthermore, as a percent of revenue for the year, including amortization of purchased intangibles and stock-based compensation, but excluding non-recurring expenses discussed above, we anticipate gross profit to be approximately 74.0%, sales and marketing 43.0%, product development 29.5% and G&A at 15.5%.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended
	March 31,
	2019	2018
Cost of revenue	$620	$154
Sales and marketing	1,599	886
General and administrative	2,566	840
Product development	2,381	558
Total	$7,166	$2,438

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended
	March 31,
	2019	2018
Cost of revenue	$285	$287
Amortization of purchased intangibles	461	424
Total	$746	$711

Supplemental First Quarter 2019 Presentation
LivePerson will post a presentation providing supplemental information for the first quarter 2019 on the investor relations section of the Company’s web site at http://www.liveperson.com/ir.
Earnings Teleconference and Video Discussion Information
The Company will discuss its first quarter 2019 financial results during a teleconference today, May 2, 2019. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "7378474."
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "7378474." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.

About LivePerson
LivePerson makes life easier by transforming how people communicate with brands. Our 18,000 customers, including leading brands like HSBC, Orange, and The Home Depot, use our conversational commerce solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship — a conversational relationship — with their millions of consumers. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; and adjusted operating income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, and other costs.

A reconciliation of non-GAAP financial information to GAAP financial information is not a financial measure under generally accepted accounting principles (GAAP). In addition, non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the markets for mobile and online business messaging and digital engagement technology ; our ability to retain existing clients and attract new clients; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; potential adverse impact due to foreign currency exchange rate fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; our ability to retain key personnel, attract new personnel and to manage staff attrition; supporting our existing and growing customer base could strain our personnel resources and infrastructure; risks relating to governmental export controls and economic sanctions; our ability to effectively operate on mobile devices; risks related to industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; the adverse effect that the global economic downturn may have on our business and results of operations; risks related to the ability to successfully integrate past or potential future acquisitions; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects could disrupt or negatively impact our services; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; impairments to goodwill that result in significant charges to earnings; risk associated with the limitations on the effectiveness of our controls; our history of losses; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; our ability to maintain our reputation;

risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; changes in accounting principles generally accepted in the United States; risks associated with any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks relating to recently-enacted changes to the U.S. tax laws; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue	$66,402	$58,241

Costs and expenses:
Cost of revenue	18,649	13,954
Sales and marketing	33,036	24,131
General and administrative	14,167	10,125
Product development	18,173	13,252
Restructuring costs	279	176
Amortization of purchased intangibles	461	424
Total costs and expenses	84,765	62,062

Loss from operations	(18,363)	(3,821)

Other income, net	66	129

Loss before provision for (benefit from) income taxes	(18,297)	(3,692)

Provision for (benefit from) income taxes	593	(489)

Net loss	$(18,890)	$(3,203)

Net loss per share of common stock:
Basic	$(0.31)	$(0.06)
Diluted	$(0.31)	$(0.06)

Weighted-average shares used to compute net loss per share:
Basic	61,422,227	57,309,707
Diluted	61,422,227	57,309,707

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2019		2018
Reconciliation of Adjusted EBITDA (Loss)(1):
GAAP net loss	$(18,890)		$(3,203)
Add/(less):
Amortization of purchased intangibles	746		711
Stock-based compensation	7,166		2,438
Depreciation	3,881		3,357
Other litigation and consulting costs	2,417	(2)	1,270	(4)
Restructuring costs	279	(3)	178	(5)
Acquisition costs	648		—
Provision for (benefit from) income taxes	593		(489)
Other income, net	(66)		(129)
Adjusted EBITDA (loss) (1)	$(3,226)		$4,133
Diluted adjusted EBITDA (loss) per common share	$(0.05)		$0.07

Weighted average shares used in diluted adjusted EBITDA (loss) per common share	61,422,227		58,765,572

Reconciliation of Adjusted Operating (Loss) Income:
Loss before provision for income taxes:	$(18,298)		$(3,692)
Add/(less):
Amortization of purchased intangibles	746		711
Stock-based compensation	7,166		2,438
Other litigation and consulting costs	2,417	(2)	1,270	(4)
Restructuring costs	279	(3)	178	(5)
Acquisition costs	648		—
Other income, net	(66)		(129)
Adjusted operating (loss) income	$(7,108)		$776

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs.

(2) Includes litigation costs of $1.1 million and consulting costs of $1.3 million for the three months ended March 31, 2019.
(3) Includes severance costs and other compensation related costs of $0.3 million for the three months ended March 31, 2019.
(4) Includes litigation costs of $0.9 million and executive recruiting costs of $0.3 million for the three months ended March 31, 2018.
(5) Includes severance costs of $0.2 million for the three months ended March 31, 2018.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - (continued)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Reconciliation of Net Cash Used In Operating Activities:
Adjusted EBITDA (loss) (1)	$(3,226)	$4,133
Add/(less):
Changes in operating assets and liabilities	(24,061)	(5,898)
Accretion of debt discount	727	—
Provision for doubtful accounts	501	496
(Provision for) benefit from income taxes	(593)	489
Deferred income taxes	53	16
Amortization of tenant allowance	(129)	(42)
Debt issuance costs	120	—
Other income, net	66	129
Net cash used in operating activities	$(26,542)	$(677)

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs.

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	June 30, 2019	December 31, 2019
Reconciliation of Projected Adjusted EBITDA: (1)
GAAP net loss	$(20,300) - $(18,200)	$(57,600) - $(52,000)
Add/(less):
Amortization of purchased intangibles	700	3,000
Stock-based compensation	7,700	34,000
Depreciation	3,600	16,500
Other costs	1,800	7,800
Other expense, net	—	100
Provision for income taxes	1,300 - 1,200	6,200 - 5,600
Adjusted EBITDA (loss)	$(5,300) - $(3,300)	$10,000 - $15,000

Reconciliation of Projected Adjusted Operating Loss: (1)
Loss before provision for income taxes	$(19,000) - $(17,000)	$(51,400) - $(46,400)
Add/(less):
Amortization of purchased intangibles	700	3,000
Stock-based compensation	7,700	34,000
Other costs	1,800	7,800
Other expense, net	—	100
Adjusted operating (loss)	$(8,800) - $(6,800)	$(6,600) - $(1,600)

(1) Certain items may not total due to rounding.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$237,787	$66,449
Accounts receivable, net	51,285	46,023
Prepaid expenses and other current assets	29,290	22,613
Total current assets	318,362	135,085

Operating lease right of use asset	14,817	—
Property and equipment, net	48,432	43,735
Intangibles, net	13,077	13,832
Goodwill	94,987	95,031
Deferred tax assets	714	713
Other assets	1,822	1,707
Total assets	$492,211	$290,103

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,331	$8,174
Accrued expenses and other current liabilities	35,897	50,662
Deferred revenue	66,210	55,015
Operating lease liability	6,227	—
Total current liabilities	115,665	113,851

Deferred revenue	177	222
Convertible senior note, net	171,294	—
Other liabilities	320	4,205
Operating lease liability	12,566	—
Deferred tax liability	1,150	1,096
Total liabilities	301,172	119,374

Commitments and contingencies
Total stockholders' equity	191,039	170,729
Total liabilities and stockholders' equity	$492,211	$290,103

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com